September 4, 2003

Victor T. Weber
9416 Gold Mountain Drive
Las Vegas, Nevada  89134

      RE:   $50,000 LOAN

Dear Victor,

This letter will confirm the terms concerning the $50,000 loan made by you ("Weber") to Vertical Computer Systems, Inc. ("Vertical") and the amendment to the loan agreement between Weber and Vertical concerning the $150,000 in loans ("$150,000 Loans") made by Weber to Vertical. Vertical and Weber hereby agree as follows:

1. Weber shall loan Vertical the sum of $50,000 and Vertical shall issue a promissory note (the "$50,000 Note") for a principal amount of $50,000 at thirteen percent (13%) interest per annum payable in monthly accrued interest payments beginning October 1, 2003, and a final payment of all principal and remaining interest will be due by March 31, 2004.

2. The parties confirm that Vertical currently owes a total amount $163,133 in principal, interest, and fees for the $150,000 Loans as of this date of September 4, 2003, plus the $50,000 principal for the $50,000 Note. In consideration of the loans made to Vertical, Vertical will pledge its interest in the promissory note issued by Now Solutions to Vertical in the amount of $215,000 (the "Now Note") as of this date as collateral to secure the $100,000 and $40,000 notes issued by on July 1, 2003 at 13% interest. At Weber's option and in his sole discretion, Weber may have the entire interest of the Now Note assigned to him. In the event Weber has the entire interest assigned to him, then Weber shall forgive all outstanding amounts debt, including the $100,000 and $40,000 notes, and cancels these notes plus the $50,000 Note. Upon execution of the assignment, Now's separate payment of monthly interest for the $215,000 Note shall be endorsed by Vertical to Weber so that Weber shall receive the accrued interest payments for the $215,000 Note.

If the foregoing is acceptable, please executed this agreement in the space provided below.


                                         Sincerely,

                                         _______________________________________
                                         Richard Wade
                                         President/CEO
                                         Vertical Computer Systems, Inc.

ACCEPTED AND AGREED:

___________________________________
Victor T. Weber